July 29, 2009

Confidential

JayHawk Energy Inc.
6240 E. Seltice Way
Post Falls, Idaho 83854
USA

Attention: Lindsay Gorrill

Dear Sirs:

Pursuant to the recent discussions between representatives of DK True Energy Development Limited (**"DKTED"**) and JayHawk Energy Inc. (**"JayHawk"**), this letter agreement shall establish the terms and conditions between a nominee of DKTED (**"Newco"**) and JayHawk concerning the potential opportunity between the parties for the development of oil and gas opportunities in Kansas and related matters (collectively the "**Transaction**"). The essential terms and conditions for the Transaction are set out in the attached term sheet as Schedule A. In addition, this letter agreement shall establish an exclusive dealing period whereby JayHawk agrees that for a period of forty [illegible] days from the date hereof, it will not directly or indirectly discuss or entertain offers from any other party with respect to the Transaction as further described in the attached Term Sheet.

It is anticipated that this letter agreement will be followed by additional documentation which will be executed by Newco and JayHawk pursuant to which the Transaction will be completed.

If the foregoing offer is acceptable to you, please so indicate by executing this letter in the space provided below. This letter of intent shall be binding between JayHawk and Newco as of the signing hereof by the undersigned. This letter of intent may be executed in counterparts and all such counterparts taken together shall constitute one document.

DK TRUE ENERGY
DEVELOPMENT LIMITED

Per: ____________________

AGREED AND ACCEPTED THIS ___
DAY OF JULY 2009

JAYHAWK ENERGY INC.

Per: ____________________

[illegible]

SCHEDULE "A"
TERM SHEET
Oil and Gas Opportunities

Transaction:

The opportunity contemplated hereby may be described as follows: DKTED or its nominee ("Newco") proposes to acquire an interest from JayHawk Energy Inc. ("JayHawk") in certain assets owned by JayHawk (as more particularly described in Appendix A hereto) as follows: (a) oil and gas mineral rights to approximately 25,000 gross acres of land in Bourbon County, Kansas (the "Union Town Project"); (b) oil and gas mineral rights to approximately 18,000 gross acres of land in Crawford County, Kansas (the "Girard Project"); (c) there are oil and gas wells (including disposal wells at no extra charge) located on the Union Town Project and the Girard Project; and (d) there is a pipeline of approximately 16 miles and related gathering systems on lands covered by the Girard Project, all as more particularly detailed in Appendix A attached to this Schedule A. The pipeline and related gathering systems are not included in this agreement as part of the interest being earned by Newco. JayHawk represents and warrants that it has good title to the oil and gas mineral rights and the other assets are free from any material liabilities including environmental liabilities. Newco shall have a right to earn up to an [illegible]% working interest as described herein.

The consideration payable by Newco to JayHawk shall consist of the following: (a) on the closing of the Transaction, Newco shall pay US$50,000 to JayHawk with two additional payments of US $100,000 on each of the 30th and 60th day following the closing of the Transaction; (b) agree to spend $500,000 during the first year to workover existing wells to earn an [illegible]% undivided working interest in the Union Town and Girard Projects (the "Primary Program" as further described in Schedule B); (c) Newco will agree to carry 100% of JayHawk's cost share of a [illegible]% undivided working interest through the Primary Program; (d) Newco shall have an option to pay an additional $150,000 on or before the 1st anniversary of this agreement in order to conduct a secondary program to spend $500,000 over each of the next two years for a total of $1,000,000 (the "Secondary Program" as further described in Schedule B); (e) at the end of each year in the Secondary Program, upon having spent $500,000, Newco shall earn an additional [illegible]% undivided working interest, such that at the end of the second year, Newco shall hold an [illegible]% undivided working interest; (f) Newco will agree to a further carry of JayHawk's cost share of its respective working interest during the Secondary Program such that JayHawk is not required to expend any funds to maintain the portion of the working interest not yet earned by Newco; (g) Newco will commit to use commercially reasonable efforts to [illegible] proprietary [illegible] drilling technology, as well as [illegible] expertise to the operations to be conducted on the Union Town Project and Girard Project; and (h) JayHawk shall provide Newco with guaranteed access to the natural gas pipeline and charge Newco fees, all as more particularly described in Schedule B. Newco shall also use commercially reasonable efforts to procure the use of the proprietary short radius horizontal drilling technology for JayHawk's use in North Dakota (collectively, the "Transaction").

Interests Earned:

Upon funding as set out above, each of JayHawk and Newco shall have the following interests:

JayHawk	undivided working interest ranging from 15% to 57.5% (carried by Newco as to 100% of JayHawk's cost share through the Primary and Secondary Programs, as applicable)
Newco	undivided working interest ranging from 42.5% to 85% (100% cost share through the Primary and Secondary Programs up to a maximum of $1,300,000)

It is acknowledged that under Kansas law, the owner of the mineral rights will be entitled to a 12.5% gross overriding royalty on production, and the parties acknowledge that the interests of JayHawk and Newco shall be subject to same. See attached schedule for other royalty obligations.

Structure of Transaction:

The parties agree that the structure of the Transaction will be reviewed and may be structured as a joint venture or such other mutually advantageous structure following a review of the income tax and legal consequences of the Transaction. Ongoing operations will be governed by an AAPL Joint Operating Agreement with operatorship being assigned to Newco or its nominee.

AMI Agreement:

Newco and JayHawk will enter into an area of mutual interest agreement ("AMI Agreement") providing the parties will include each other in other oil and gas opportunities that may arise in Bourbon and Crawford Counties in Kansas. It is also acknowledged that Newco and JayHawk will have opportunities in other areas of Kansas that they may jointly pursue, but only after agreement is reached by the parties. It is anticipated that the costs of the acquisition of any such permits will be shared by the parties and the AMI Agreement will provide that a party may elect to obtain a lesser interest and their respective interests in the additional acreage shall be reflective of the actual cash contributions by the parties to acquire the acreage.

Conditions to Completing the Transaction:

- JayHawk shall be able to convey to Newco, the oil and gas mineral leases associated with the Union Town Project and the Girard Project to enable Newco to produce the oil and gas resources therefrom, and such leases shall either have been continued by existing production or have a term remaining per the attached schedule;
- each party shall have conducted its due diligence investigations prior to 4:00 pm (Calgary time) on August 15, 2009;
- there shall have not occurred a materially adverse change (or any condition, event or development involving a prospective materially adverse change) in the business, operations, assets, capitalization, financial condition, prospects, licences, permits, rights, privileges or liabilities whether contractual or otherwise, of Newco or JayHawk; and
- each of JayHawk and Newco agree to make available to the other party all financial, legal and related files, books, papers, documents and agreements that relate to the Transaction, reasonably considered necessary by the requesting party to complete a due diligence review of the other party.

Formal Documentation:

The obligation of the parties to proceed with the Transaction will be subject to the execution of the formal documentation between JayHawk and Newco which is expected to be executed on or about August 31, 2009, unless otherwise agreed between the parties. The documentation shall include a farm out agreement and joint operating agreement which shall be in substantially the form customarily used for transactions of this nature, including the provisions set out in Schedule B, and the covenants, representations and warranties and conditions contained in this letter of intent and such mutual covenants, representations, warranties and conditions as are customary for transactions of this nature.

Confidentiality:

Neither JayHawk nor Newco may disclose any information concerning the Transaction or the discussions or negotiations relating thereto (including any proposed drafts of any documentation) to any person except (a) as required by applicable law; (b) as required in order to obtain any regulatory or other third party consents or approvals in respect to the Transaction or, in the case of Newco, as part of its initial structuring; (c) to their respective directors, officers and other personnel that have a reasonable need to know such information; and (d) to their respective legal, financial and accounting advisors without the prior consent of the other parties.

The foregoing restrictions shall not apply to any such information that is in the public domain otherwise than as a result of a breach by a party of its obligations under this letter of intent, or which is obtained independently from a third party that was not under any confidentiality or non-disclosure obligations in respect to such information. If this letter of intent is not replaced by the formal documentation prior to the termination of this letter of intent as provided herein, the obligations in this paragraph shall continue for a period of one year after such termination.

DR.

Exclusivity Period:

Each of Newco, Mr. David Kahn and JayHawk agree that for a period of 45 days from the date of the execution and delivery of this letter agreement: (i) Newco and Mr. Kahn, JayHawk and their respective officers, directors, representatives or other agents shall immediately cease any existing discussions or negotiations with any parties, conducted heretofore with respect to the Transaction; and (ii) Newco, Mr. Kahn, JayHawk and their respective officers, directors, stockholders, representatives or other agents will not solicit, initiate, encourage, continue or enter into negotiations or discussions of any type, directly or indirectly, with, or furnish any information or data to, any person, firm or corporation, including any person, firm or corporation with whom any of Newco, Mr. Kahn, JayHawk or any of their respective officers, directors, key employees, representatives or other agents are currently negotiating, with respect to the Transaction.

DR.

APPENDIX A

List of Schedules

1. Bourbon County and Crawford County Leases – Items 2 through 77 (approximately 18,200 acres)
2. Bourbon County Leases – Items 2 through 59 (approximately 18,000 acres)
3. Bourbon County Leases – Items 2 through 18 (approximately 7,400 acres)

DR.

{W:\DOCS\4123\001\08\00259283.DOC / 7}

	A	B	C	D	E	F	G	H
1	Name	Address	County	Twp	Range	Section	Acres	Date
2	Leon & Sherral Fry	318 130th Street, Ft Scott, KS 66701	Bourbon	26S	23E	26, 35	240	04.21.08
3	Marihla & Joann Rutherford	670 N Hwy 69, Arma, KS 66712	Bourbon	26S	23E	20	200	05.09.08
4	Leon & Sherral Fry	318 130th Street, Ft Scott, KS 66701	Bourbon	26S	24E	24, 30	240	04.21.08
5	Charles (Steve) Shireman	110 20th Street, Walnut, KS 66780	Crawford	27S	21E	26	160	05.14.08
6	Charles (Steve) Shireman	110 20th Street, Walnut, KS 66780	Bourbon	27S	21E	23, 24	280	05.14.08
7	Charles Shireman, Jr	2908 W. 9th, Emporia, KS 66801	Crawford	27S	21E	25	160	05.20.08
8	Leon & Sherral Fry	318 130th Street, Ft Scott, KS 66701	Bourbon	27S	23E	3, 10, 11	240	04.21.08
9		1348 Eagle Rd, Ft Scott, KS 66701	Bourbon	27S	23E	2		HBP
10		267 130 Street, Ft Scott, KS 66701	Bourbon	27S	23E	14		HBP
11	Schiefelbein #1 Re-Lease	110 20th Street, Walnut, KS 66780	Crawford	27S	23E	34	162	05.14.08
12	Shireman # 1 Release	3723 S. Farm Road 97, Republic, MO 65738	Crawford	27S	23E	35	158	05.19.08
13	Alvin Schamberger (Release)	309 Crestwood Dr., Webb City, MO 64870	Crawford	27S	23E	26	160	05.28.08
14	Walter L. & Hildegard Granneman	961 N. 100th Street, Hepler, KS 66746	Crawford	27S	23E	31	80	07.21.08
15	Roye	Stigler, OK	Crawford	27S	23E	27	160	HBP
16		1862 Eagle Rd, Ft Scott, KS 66701	Bourbon	27S	24E	2, 3		02.28.08
17		1862 Eagle Rd, Ft Scott, KS 66701	Bourbon	27S	24E	10, 35		02.28.08
18		176 E. 720 Ave, Ft Scott, KS 66701	Bourbon	27S	24E	17, 27		03.17.08
19		176 E. 720 Ave, Ft Scott, KS 66701	Crawford	27S	24E	28, 29		03.17.08
20		176 E. 720 Ave, Ft Scott, KS 66701	Crawford	27S	24E	30, 31		03.17.08
21		273 N. 120th Street, Girard, KS 66743	Crawford	27S	24E	32		HBP
22		670 N Hwy 69, Arma, KS 66712	Crawford	27S	24E	28, 33		05.09.08
23		1059 N. 170 Street, Ft Scott, KS 66701	Crawford	27S	24E	32, 33		07.06.08
24		828 N. 130th St., Farlington, KS 66734	Crawford	28S	23E	11		HBP
25		108 E. Romeyn, Farlington, KS 66734	Crawford	28S	23E	13		HBP
26		509 N. Summit St, Girard, KS 66743	Crawford	28S	23E	13		HBP
27		676 N. 140th, Farlington, KS 66743	Crawford	28S	23E	24		HBP
28		4185 W 2200 Rd., Parker, KS 66072	Crawford	28S	23E	26		HBP
29		273 N. 120th Street, Girard, KS 66743	Crawford	28S	23E	11, 26		HBP
30	Dexter Burks, Sr	181 W. 690 Ave, Farlington, KS 66734	Crawford	28S	23E	13	40	HBP
31	William Nickelson	324 W. 650 Ave, Girard, KS 66743	Crawford	28S	23E	34	240	HBP
32	Reginal & Joyce Geier	536 N. 140th St, Girard, KS 66743	Crawford	28S	23E	25	40	04.22.08
33	Leonard & Joyce Lucke	536 W. 670 Ave, Girard, KS 66743	Crawford	28S	23E	22, 27	400	HBP
34	Sharon Johnson	415 W. 700 Ave, Farlington, KS 66734	Crawford	28S	23E	10	80	05.09.08
35	Chuck Kunshek	711 N. Osage St, Girard, KS 66743	Crawford	28S	23E	14	60	HBP
36	Vernon & Maria Ulbrich	1102 Cadine Road, Girard, KS 66743	Crawford	28S	23E	10	80	HBP

	A	B	C	D	E	F	G	H
37	Timothy Hervey	117 W. 710 Ave, Farlington, KS 66734	Crawford	28S	23E	1	120	05.28.05
38	William Kunshek	550 N. 7 Hwy. Girard, KS 66743	Crawford	28S	23E	23, 25	240	HBP
39	George & Lynnor Bogle	286 S. 160 Stree, Girard, KS 667431	Crawford	28S	23E	10	75	HBP
40	Eda & Darrell Bever Trust	673 N. 130 Street, Farlington, KS 66734	Crawford	28S	23E	22 & 23	280	HBP
41	Tony Anderson, Trustee	676 N. 140th, Farlington, KS 66743	Crawford	28S	23E	14	121	07.10.06
42	Walter L. & Hildegard Granneman	961 N. 100th Street, Hepler, KS 66746	Crawford	28S	23E	5, 6	240	07.21.08
43	Donald L. & Margarita Ralph	284 W. 680 Avenue, Farlingon, KS 66734	Crawford	28S	23E	16, 17, 23	714	07.30.08
44	D. Jason Diskin & Amanda Senecaut	336 W. 690th, Farlington, KS 66734	Crawford	28S	23E	10	5	HBP
45		204 1st Street, Girard, KS 66743	Crawford	28S	24E	9		03.16.08
46		670 N Hwy 69, Arma, KS 66712	Crawford	28S	24E	4		05.09.08
47		1059 N. 190 St, Arcadia, KS 66711	Crawford	28S	24E	3, 4		02.31.08
48		1059 N. 190 St. Arcadia, KS 66711	Crawford	28S	24E	5, 8		HBP
49		1059 N. 190 St, Arcadia, KS 66711	Crawford	28S	24E	9		03.14.05
50		1059 N. 190 St. Arcadia, KS 66711	Crawford	28S	24E	2, 10		03.20.08
51		1059 N. 190 St. Arcadia KS 66711	Crawford	28S	24E	10		03.15.08
52		295 E 690, Farlington, KS 66734	Crawford	28S	24E	8, 17		03.15.06
53		865 N. 170th St, Farlington, KS 66734	Crawford	28S	24E	12		03.14.08
54		828 N. 130th St., Farlington, KS 66734	Crawford	28S	24E	16		03.31.08
55		828 N. 130th St., Farlington, KS 66734	Crawford	28S	24E	22, 33		03.31.08
56		513 E. Baker, Farlington KS 66734	Crawford	28S	24E	17, 18		04.25.08
57		670 N Hwy 69, Arma KS 66712	Crawford	28S	24E	17		05.09.08
58		312 W. Catalpa, Girard, KS 66743	Crawford	28S	24E	21, 4		06.01.08
59		312 W. Catalpa, Girard, KS 66743	Crawford	28S	24E	29, 32		06.01.08
60	Opal Johnson	117 E. 670 Ave, Farlington, KS 66734	Crawford	28S	24E	19, 30	240	05.15.06
61	Richard & Ramona Murphy(Release)	481 W. 600 Ave, Girard, KS 66743	Crawford	29S	23E	12	215	05.29.08
62	Marina Finke	330 W. 640 Ave, Girard, KS 66743	Crawford	29S	23E	3, 10	304.8	HBP
63	Richard Geier	338 20th Street, Girard, KS 66743	Crawford	29S	23E	2	150	HBP
64	Richard & Ramona Murphy(New)	481 W. 600 Ave, Girard, KS 66743	Crawford	29S	23E	2	80	05.29.08
65		P.O. Box 294, Girard, KS 66743	Crawford	29S	23E	3		HBP
66		273 N. 120th Street, Girard, KS 66743	Crawford	29S	23E	4, 8		HBP
67		273 N. 120th Street, Girard, KS 66743	Crawford	29S	23E	9, 15		HBP
68		Stigler, OK	Crawford	29S	23E	14		HBP
69	Richard & Ramona Murphy(Release)	481 W. 600 Ave, Girard, KS 66743	Crawford	29S	24E	7	16	05.29.08
70	Dexter Burks, Jr	385 E. 630th Ave, Girard, KS 66743	Crawford	29S	24E	16	74.814	03.28.08
71		828 N. 130th St., Farlington, KS 66734	Crawford	29S	24E	4		03.31.08
72	Kenneth & Melba Taylor	341 E. Hwy 47, Girard, KS 66743	Crawford	29S	24E	16, 21	400	Annual

	A	B	C	D	E	F	G	H
73	Kenneth & Huong Rokos	358 E 610 Ave, Girard, KS 66743	Crawford	29S	24E	21	160	Annual
74	Carl & Sharon Fisher	344 E. 610 Ave, Girard, KS 66743	Crawford	29S	24E	21, 28, 29	480	Annual
75	Melvin & Ina Geier	234 S 180, Girard, KS 66743	Crawford	29S	24E	27	120	Annual
76	Bill J. & Helen Geier	229 S Young St, Wichita, KS 67209	Crawford	29S	24E	27	96	Annual
77	Herbert & Dorothy Geier	15 E Lake Rd, Farlington, KS 66734	Crawford	29S	24E	28	80	Annual
78						Total	18,120	
79								
80								
81								
82								
83								
84								
85								
86								
87								
88								
89								

	A	B	C	D	E	F	G
1	Name	Address: All Leases in Bourbon Coun	Twp Ran	Section	Acres	Combined Acres	Renewed - 3yrs
2	Dunlop, Charles & Cheri	P.O. Box 285, Parker, KS 66072	23S 22E 24S 22E	36 1, 12	70 200	270	12/29/2007
3	Shepard, Stephen & Deborah	P.O. Box 162, Uniontown, KS 66779	24S 22E	15, 22, 24,	481	1895.61	10/16/2007
4	Perry, Jimmy & Rebecca new owners	?	24S 21E	14	80	80	3/29/2008
5	Williams, Dennis & Janet	6640 Brookwood Dr SE, Eyota, MN 55934	24S 21E	25	160	160	1/6/2008
6	Fuhrman, Harley & Beverly	333 Soldier Rd, Bronson, KS 66716	24S 21E	24, 25	320	320	10/27/2007
7	Wilson, Sharon E.	10466 S. Salt Rd, Lamont, FL 32336	24S 22E	2	75	75	7/7/2008
8	Price, James & Ellen	326 S Oakdale, Salina, KS 67401-3167	24S 22E	3	91.5	91.5	1/20/2008
9	Fuhrman, Harley & Beverly	333 Soldier Rd, Bronson, KS 66716	24S 22E	8	78	78	12/29/2007
10	Lamb, Robert & Lois	1989 75th St, Bronson, KS 66716	24S 22E	14	80	80	11/16/2007
11	Highbaugh, Marland	2401 Hortonstapt 127, Fort Scott, KS 66701	24S 22E	21	299	299	12/8/2007
12	McBee, David & Dana	4824 Larsen Lane, Shawnee, KS 66203	24S 22E	21	80	80	12/29/2007
13	Williams, Steven & Marcia	1335 125th St, Redfield, KS 66769	24S 22E	22	160	160	10/15/2007
14	Lamb, Robert & Lois	1989 75th St, Bronson, KS 66716	24S 22E	23	160	160	11/16/2007
15	Jones, Lee C	1903 95th St, Uniontown, KS 66779	24S 22E	24	20	20	10/20/2007
16	Fuhrman, Harley & Beverly Rife, Melvin & Louise	333 Soldier Rd, Bronson, KS 66716	24S 22E	30	374.7	374.7	10/27/2007
17	Fuhrman, George & Luella	1631 3400 St, Moran, KS 66755	24S 22E	30	232.6	232.6	11/16/2007
18	Daylong, Margaret E, Trustee	425 Quail Rd, Bronson, KS 66716	24S 22E	31	200	200	2/16/2008
19	Wilson, Michael & Judy	2060 80th St, Uniontown, KS 66779	24S 22E	10, 12, 13, 14, 15, 23	1270	1270	11/18/2007
20	Ripper, Tommy & Lora	2098 60th St, Bronson, KS 66716	24S 22E	16, 21	400	400	1/12/2008
21	Fuhrman, William & Susan	1917 35th St, Bronson, KS 66716	24S 22E	19, 31	175	175	10/27/2007
22	Mix, Carol N Revocable	670 Soldier Rd, Bronson, KS 66716	24S 22E	22, 27	880	880	10/20/2007
23	Ranger, Wade & Stephanie	7853 Cranberry St, Anchorage, AK 99502-4	24S 22E	23, 24	200	200	11/13/2007
24	Bradbury, Thomas & Myrna	857 Ridge Rd, Uniontown, KS 66779	24S 22E	23, 24, 25, 2(	515.3	515.3	10/13/2007
25	Holeman, Daisy Bonita	591 Quail Rd, Bronson, KS 66716	24S 22E	33, 34	800	800	11/4/2007
26	Shelton, Charles LeRoy	1730 77th Terrace, Uniontown, KS 66779	24S 22E	34, 35	202	202	11/4/2007
27	Woodward, Richard & Barbar	P.O. Box 51, Bronson, KS 66716	25S 21E 25S 22E	26 5	80 546.41	626.41	11/3/2007

	A	B	C	D	E	F	G
28	Daylong, Gary & Rhonda	392 Quail Rd, Bronson, KS 66716	25S 22E	6	80	80	12/6/2007
29	Stewart, Larry & Linda	448 Quail Rd, Bronson, KS 66716	25S 22E	6	160	160	1/6/2008
30	Blythe, Bud & Lee Belle	475 Maple Rd, Uniontown, KS 66779	25S 22E	7	152.1	152.1	2/9/2008
31	Shepard, Hazel, Co-Trustee Holt, Randall, Co-Trustee	?	25S 22E	13	320	320	3/30/2008
32	Gates, Norman	1317 85th St, Uniontown, KS 66779	25S 22E	24	120	120	12/9/2007
33	Warren, Mark & Mary Warren, Joseph & Shirley	644 Kansas Rd, Uniontown, KS 66779	25S 22E	29	40	40	12/11/2007
34	Warren, George M	301 Hill St, Uniontown, KS 66779	25S 22E	32	75	75	11/23/2007
35	Moore, Russell & Ethel	877 Poplar Rd, Uniontown, KS 66779	25S 22E	1, 2, 11, 12	143	143	1/14/2008
36	Underwood, Jake	913 Maple Rd, Uniontown, KS 66779	25S 22E	24, 25	250	250	12/16/2007
37	McClenahan, Patricia A, Trustee Patricia A McClenahan Trust McClenahan, Robert E, Trustee Robert E McClenahan Trust	1191 Hwy 3, Uniontown, KS 66779	25S 22E	27, 34	233	233	2/23/2008
38	Shinn, Danny & Wilma	P.O. Box 227, Gas, KS 66742	25S 22E	3, 4, 5	299	299	1/11/2008
39	Blythe, Bud & Lee Belle	475 Maple Rd, Uniontown, KS 66779	25S 22E 25S 21E	19 24	27.7 532	559.7	2/9/2008
40	Geiger, Steven & Barbara	1121 Hwy 3, Uniontown, KS 66779	25S 22E 26S 22E	34, 35 2, 23	240 160	400	10/18/2007
41	Warren, George M	301 Hill St, Uniontown, KS 66779	25S 22E 26S 22E	28, 32, 33 3,4	717 317.8	1034.8	11/23/2007
42	Svoboda, Patrick & Kathleen	4791 W. 215th St, Bucyrus, KS 66013	25S 22E 26S 22E	33 23	185 160	345	2/4/2008
43	Warren, Joseph & Shirley	1161 50th St, Uniontown, KS 66779	25S 22E 26S 22E	31, 32 5, 8	761.5	761.5	11/15/2007
44	Dawson, Jack & Bernita	702 S Buckeye, Iola, KS 66749	26S 21E	11	154	154	1/3/2008
45	Thompson, Leon & Judith	1206 1000 St, Iola, KS 66749	26S 21E	11	228	228	1/25/2008
46	Reed, Charles & Kathryn	589 20th St, Savonburg, KS 66772	26S 21E	36	480	480	7/14/2008
47	Dare, Charles & Barbara	1037 85th St, Uniontown, KS 66779	26S 22E	1	280	280	2/2/2008
48	Lavoie, Denise Luella	?	26S 22E	1	160	160	4/6/2008
49	Jefferis, James & Amy	1094 Hwy 3, Uniontown, KS 66779	26S 22E	3	78.7	78.7	2/1/2008

	A	B	C	D	E	F	G
50	Griffith, William & Grace	P.O. Box 92, Uniontown, KS 66779	26S 22E	11	80	80	3/30/2008
51	Ericson, Henry & Doris, Trust	1090 Eagle Rd, Fort Scott, KS 66701	26S 22E	13	97	97	2/16/2008
52	Warren, Robert Duane	404 Sunset Rd, Freeman, MO 64746	26S 22E	21	159	159	1/19/2008
53	Sampson, Richard & Gloria	2714 Telequana Dr, Anchorage, AK 99517	26S 22E	23	64.9	64.9	1/4/2008
54	Dare, Mary K	10588 Hwy 7, Mound City, KS 66056	26S 22E	1, 12	160	160	2/15/2008
55	Lickteig, James Bures, Lloyd & Marikay Feuerborn, Clifford & Karen	3700 Butler Rd, Richmond, KS 66080	26S 22E	2, 12, 13	480	480	1/4/2008
56	Aubel, William & Joanna Typer, Donald & Marjorie Typer, James & Leigh	2906 Country Lane, Hays, KS 67601 P.O. Box 610, Hesston, KS 67062 3321 S. Shartel, Oklahoma City, OK 73109	26S 22E	20, 21, 29	211.2	211.2	1/5/2008
57	Whisenhunt, Rick & Mauriel	546 Indian Rd, Uniontown, KS 66779	26S 22E	9, 16	80	80	1/12/2008
58	Geiger, Dewaine & Beverly	759 Kansas Rd, Uniontown, KS 66779	26S 22E 25S 22E	2, 4 35	312.75 160	472.75	10/25/2007
59	Bosley, Eddie & Mildred	392 Hwy 39, Walnut, KS 66780	26S 22E 27S 22E	32 7	160	160	6/17/2008
60							
61					**TOTAL**	**17,963.77**	
62							
63							
64							
65							
66							
67							

	A	B	C	D	E	F	G	H
1	Name	Address	County	Twp Rang	Section	Acres	Combined Acreage	Sign Date all 3-yr
2	Holt, George & Esther	1676 77th Terrace, Uniontown, KS 66779	Bourbon	25S 22E 25S 23E 24S 22E	2, 3, 4 5, 18 35	55, 115, 240 157.77, 160 200	927.77	3/10/2008
3	George, Steven & Myra	133 South "B" St. Salina, KS 67401	Bourbon	25S 22E 25S 21E 25S 23E	11, 12, 15, 19 24 30		730	3/7/2008
4	George, Lawrence & Mary Ellen	876 Osage Rd, Uniontown, KS 66779	Bourbon	25S 22E 26S 22E	12 28	160 160	320	3/4/2008
5	Reed, Charles W. & Kathryn A.	579 20th Street, Savonburg, KS 66772	Allen	26S 21E	34	156.8	157	8/25/2008
6	Wynn, Donald Ray & Lois Jean	567 Indian Rd, Uniontown, KS 66779	Bourbon	26S 22E	9	250	250	5/23/2008
7	Mason, Kenneth & Jennifer	978 60th St. Uniontown, KS 66779	Bourbon	26S 22E	9	160	160	6/5/2008
8	Preston, Lewis A. & Janita	781 Hickory Road, Uniontown, KS 66779	Bourbon	26S 22E	14	320	320	7/25/2008
9	Bruner, Charles & Mary Jane	P. O. Box 3, Uniontown, KS 66779	Bourbon	26S 22E	15	320	320	3/3/2008
10	Jackson, Scott & Christen	871 Fern Rd, Fort Scott, KS 66701	Bourbon	26S 22E	35	40	40	3/4/2008
11	Martin, Robert & Janice	775 60th St. Uniontown, KS 66779	Bourbon	26S 22E	16, 20, 21 22, 27	120, 80, 320 160, 237	917	3/7/2008
12	Ludlum, Joe & Ann	649 Grand Rd, Uniontown, KS 66779	Bourbon	26S 22E	20, 28, 29 19, 22, 27	160, 40, 120 160, 240, 6.375	726.375	3/5/2008
13	Gibson, John	400 S. Pecan Street, Dermott, AK 71638	Bourbon	26S 22E	29, 32	325	325	8/14/2008
14	Smith, Daryl Shane & Stephanie	52 River Estates Cove, Little Rock, AK 72	Bourbon	26S 22E	3, 4	320	320	8/19/2008
15	Smith, Daryl Shane	52 River Estates Cove, Little Rock, AK 72	Bourbon	26S 22E	4, 9	269	269	8/19/2008
16	Jackson, S. Lester and Peggy Le	871 Fern Rd, Fort Scott, KS 66701	Bourbon	26S 22E 27S 22E	25, 35, 36 1	240, 40, 640 320	1,240	3/4/2008
17	Reed, Charles W. & Kathryn A	579 20th Street, Savonburg, KS	Neosho	27S 21E	3	244	244	8/25/2008
18	Reed, Charles W. & Kathryn A.	579 20th Street, Savonburg, KS 66772	Bourbon	27S21E	2	79	79	8/25/2008
19								
20						TOTAL =	7,344.945	
21								
22								
23								
24								
25								
26								
27								
28								

SCHEDULE "B"

Bourbon County and Crawford County, Kansas
Farmout Agreement Proposal and Term Sheet

From: JayHawk Energy Inc. (**"JayHawk"**)

To: DK True Energy Development Limited (**"DKTED"**) or its nominee (**"Newco"**)

Definitions:

JV means JayHawk and Newco.
Closing Date means the date of closing of the Farmout Agreement, on or about August 31, 2009.
JOA means the American Association of Professional Landmen Form 610 (1989) Operating Agreement between the JV partners to be entered into by the JV in accordance with the terms of the Farmout Agreement.
Operator means the operator under the JOA, who will be Newco.
AMI means the Area of Mutual Interest, defined as Bourbon County and Crawford County, Kansas, in which (i) JayHawk or DKTED will not compete with the JV, and (ii) all natural resource development and exploration shall be carried out by the JV according to the terms of the Farmout Agreement and the JOA.
Farmout Lands means (a) oil and gas mineral rights to approximately 25,000 gross acres of land in Bourbon County, Kansas (the **"Union Town Project"**); (b) mineral rights to approximately 18,000 gross acres of land in Crawford County, Kansas (the **"Girard Project"**), as more particularly described in Appendix A. The lands under lease are within the AMI and include 70 wells (of which 48 have been completed but not tied in, and 22 are producing in the aggregate approximately 21 boe/d) and the related equipment including pump jacks, tubing, rods, bottom-hole pumps, oil tanks and the other equipment for the ongoing production of the 22 wells. There is also a disposal well on the property.
Pipeline means a 16 mile natural gas pipeline and related gathering system located on the Girard Project and is not subject to Newco earning an interest as part of this agreement.

Farmout Agreement Terms: JayHawk will farmout the Farmout Lands to Newco according to the following terms:

1. Working Interests. The undivided working interests in the Farmout Lands to be earned during the Primary Program and Secondary Program (described below) will be:

    Newco – 42.5% to 85% (100% of the cost share of all working interests through the carry of JayHawk's cost share)
    JayHawk – 15% to 57.5% working interest (carried 100% for its cost share through the Primary Program, and Secondary Program up to a maximum of $1,300,000, as applicable)

    a) JayHawk's respective cost share of its undivided working interest shall be carried by Newco and covered 100% through the expenditures under the Primary Program and a further carry of its respective cost share through the expenditures under the Secondary Program, based upon the interests that have not yet been earned by Newco, as applicable. Upon spending $300,000 under the Primary Program, Newco shall have satisfied its obligations under the carry and have earned a 42.5% undivided working interest. Similarly, should Newco elect to conduct the Secondary Program, upon spending $500,000 in each of two consecutive years for an additional aggregate expenditure of $1,000,000, Newco shall have satisfied its further carry obligation under the Secondary Program and earned an additional 21.25% undivided

DR.

working interest with each $500,000 expenditure to earn a maximum 85% undivided working interest. JayHawk will have a 57.5% undivided working interest following the Primary Program if Newco elects not to conduct the Secondary Program and Newco shall have no further obligation to expend any funds. Following completion of the Secondary Program, JayHawk would have a 15% undivided working interest and be responsible for its share of costs going forward.

b) Newco's working interest will be earned incrementally. Upon completion of the Primary Program described below, Newco shall have earned an undivided 42.5% working interest in the entire Farmout Lands and may elect to conduct the Secondary Program. JayHawk agrees to not Farmout the Farmout Lands to any other party until after the completion of the Primary Program and only if Newco elects not to proceed with the Secondary Program.

2. Primary Program. Newco will pay JayHawk the sum of $250,000 and will spend a minimum of $300,000 during the first year to workover an agreed number of wells currently located on the Farmout Lands using technology provided by Newco, including Short Radius Stimulation (SRS) technology to stimulate the wells (the **"Primary Program"**). Newco will have access to the SRS technology through a license from the owner of the technology. Newco only earns its interest on the date the entire amounts stated in this paragraph are paid or spent.

3. Secondary Program. At the end of the first year, Newco shall have the option to pay JayHawk an additional $250,000 to continue with the funding of a secondary program. Should Newco proceed with the Secondary Program, Newco shall agree to spend an additional $500,000 over each of the next two years for a total of $1,000,000 to drill, complete and tie-in new gas wells and for new oil well development (the **"Secondary Program"**). Newco only earns its interest on the date the entire amounts stated in this paragraph are paid or spent.

4. Operatorship. Newco shall be the Operator. The Operator shall receive an administration fee in accordance with the JOA. These fees shall be charged to the JV partners *pro rata* their working interest. JayHawk agrees to leave the existing bond relating to operatorship in place.

5. Pipeline Access

JayHawk will own, operate and maintain the Pipeline and gathering systems. JayHawk will provide guaranteed access to Newco for a fee, a fee to cover JayHawk's actual operating costs plus a sliding scale additional charge as follows:

Gas Price	Additional Fee
< $4.00 / mcf	$0.15 per mcf
$4.00 to $4.99 / mcf	$0.20 per mcf
$5.00 to $5.99 / mcf	$0.35 per mcf
$6.00 to $6.99 / mcf	$0.50 per mcf
$7.00 to $7.99 / mcf	$0.65 per mcf
$8.00 to $9.00 / mcf	$0.80 per mcf
> $9.00 / mcf	$1.00 per mcf

Newco shall be granted a right of first refusal for all capacity in the pipeline and shall have the option to fund an extension of the pipeline network at its cost and earn an undivided working interest therein. Newco shall also be granted a right of first refusal to purchase the pipeline. The above fees will be in place for a 3 year period and will be reviewed by the parties 90 days prior to expiry of the 3 year period. The pipeline fees shall be subject to a reasonable increase as may be mutually agreed by the parties.

DR.

6. Additional Lands and Programs Within the AMI. Any additional programs on the Farmout Lands will be funded *pro rata* the working interest of the JV partners, subject to the conditions of the JOA. Any new lands within the AMI will be jointly developed by the JV on a case by case basis, but generally under similar terms as in the Primary Program described above, subject to the JOA and subject to the following condition:

   (a) New Leases or Lands. Any new lands or leases within the AMI brought to the JV by any JV partner must be proposed for operations, in good faith, by a member of the JV, however, should the other JV partners decide within 180 days to not develop or explore such land or leases, the proposing JV partner can unilaterally carve such lands out of the AMI.

7. The JV Partners agree to act in good faith in all aspects of their dealings with respect to the Farmout Agreement, the Joint Venture and the Joint Operating Agreement.

DR